The Chase Manhattan Bank
One Chase Manhattan Plaza, 3rd Floor
New York, NY  10081
                                      January 17, 1997

Mr. Ronald L. Krutzman
Treasurer
Laclede Gas Company
720 Olive Street
St. Louis, MO  63101

Dear Ron:

The Chase Manhattan Bank (the "Bank) is pleased to advise you that it is prepared to offer a line of credit to Laclede Gas Company (the "Company") up to the maximum amount of $10,000,000. The Bank will consider requests for advances under the line of credit until January 31, 1998. The purpose of the line of credit is general corporate purposes. Accordingly, our officers may, at their discretion, make short term loans to the Company on such terms as may be mutually agreed upon from time to time.

Notes issued under this arrangement shall mature not more than ninety days
(90) from date of issuance. Notes maturing after January 31, 1998, may be renewed in whole or in part provided no notes mature later than June 30, 1998. Interest shall be payable at maturity or on the date of any prepayment. Notes issued under this arrangement may be prepaid at any time without penalty.

We ask that you continue to supply us with current financial and other information, which current information will be furnished to the Bank as it may from time to time reasonably request.

It is understood that any loans obtained by any subsidiary of the Company whether or not they are guaranteed by the Company are excluded from this arrangement and shall not be charged against the credit stated above.

This letter constitutes the entire understanding between the Bank and the Company, supersedes all prior discussions and replaces the Bank's letter to you dated January 16, 1996 regarding a line of credit.

Nothing in this letter is intended to alter the arrangement set forth in the agreement dated December 23, 1996 or the availability of up to $45,000,000 of advances thereunder from the Bank on the terms set forth in said December 23, 1996 Agreement.

Please acknowledge your understanding of the above by signing and returning the attached copy of this letter by February 15, 1997.

                                      The Chase Manhattan Bank
                                      /s/ Michiel V.M. van der Voort
                                      Michiel V.M. van der Voort
                                      Vice President

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Acknowledged:
Laclede Gas Company

By:  /s/ Ronald L. Krutzman
Name:  Ronald L. Krutzman
Title: Treasurer



















































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